SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 31, 1998
                                                         --------------


                                   NBI, INC.
            (Exact name of registrant as specified in its charter)




Delaware                              1-8232                     84-0645110
--------                              ------                     ----------
(State  or  other                   (Commission             (I.R.S. Employer
jurisdiction  of                    File Number)            Identification No.)
Incorporation)




           1880 Industrial Circle, Suite F, Longmont, Colorado  80501
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (303) 684-2700
                                                          --------------



                                Not Applicable
         (Former name or former address, if changed since last report)









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ITEM  5.  OTHER  EVENTS

Second Amended Forbearance Agreement with the Internal Revenue Service ("IRS")

On March 31, 1998, the Company executed a Second Amended Forbearance Agreement with the IRS which extends the deadline under the original Forbearance Agreement related to NBI, Inc.'s IRS debt of $5,278,000 that was due in full on October 1, 1997.

The Second Amended Forbearance Agreement stipulates that the IRS will forbear from exercising its rights and remedies related to the Company's debt to the IRS until the earlier of i) fifteen days after receipt of written notice from the IRS that they desire to terminate the First Amended Forbearance Agreement,
ii) a bankruptcy or insolvency proceeding has been initiated by or against NBI, Inc. or iii) April 30, 1998.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                 NBI,  INC.




Dated:  April  2,  1998                    By:      /s/ Marjorie A. Cogan
                                                   ---------------------
                                                   Marjorie  A.  Cogan
                                             As  a  duly  authorized  officer
                                          Chief  Financial  Officer,  Secretary